UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

E COM VENTURES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 International Parkway

Sunrise, Florida 33325

(Address of principal executive offices) (Zip Code)

(954) 335-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 22, 2008, the Registrant received written notice from the Nasdaq Stock Market that the Registrant was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) requiring the Registrant to timely file its Annual Report on Form 10-K for the period ended February 2, 2008. As a consequence the Registrant's securities may be subject to delisting from The Nasdaq Capital Market. In addition, pursuant to Marketplace Rule 4804(b), the Registrant is required to make a public announcement with respect to such written notice received from the Nasdaq Stock Market.

The Registrant has submitted a hearing request before a Nasdaq Listing Qualifications Panel with respect to the continued listing of its securities on the Nasdaq Capital Market which automatically stays the suspension of trading and delisting of the Registrant’s securities pending the issuance of the Panel’s decision. The Company expects to file its Annual Report on Form 10-K in the near future, at which time the Company believes it will again be in compliance with Nasdaq Marketplace Rule 4310(c)(14).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E COM VENTURES, INC.

Date:	May 29, 2008	By:	/s/ Donovan Chin
Donovan Chin,
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated May 29, 2008.